Exhibit 2.0

PURCHASE AND SALE AGREEMENT

by and between

NORTHWEST PROPERTY HOLDINGS, LLC,

QC PROPERTY HOLDINGS, LLC,

ATTALLA NURSING ADK, LLC, and

CP PROPERTY HOLDINGS, LLC,

collectively, as Seller

and

ATALLA REALTY LLC, a Georgia limited liability company,

COLLEGE PARK REALTY LLC, an Alabama limited liability company,

QUAIL CREEK REALTY LLC, an Oklahoma limited liability company, and

NORTHWEST REALTY LLC, an Oklahoma limited liability company,

collectively, as Buyer

Attalla Health & Rehab, Attalla, AL

Healthcare at College Park, College Park, GA

Quail Creek Nursing & Rehabilitation, Oklahoma City, OK

Northwest Nursing Center, Oklahoma City, OK

Effective Date: April 15, 2019

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made to be effective as of April 15, 2019 (the “Effective Date”) by and between NORTHWEST PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“NW Seller”), QC PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“QC Seller”), ATTALLA NURSING ADK, LLC, a Georgia limited liability company (“AT Seller”), and CP PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“CP Seller” and together with NW Seller, QC Seller and AT Seller, collectively, “Seller”), and ATTALLA REALTY LLC, a Georgia limited liability company, COLLEGE PARK REALTY LLC, an Alabama limited liability company, QUAIL CREEK REALTY LLC, an Oklahoma limited liability company, and NORTHWEST REALTY LLC, an Oklahoma limited liability company (collectively, “Buyer”).

W I T N E S S E T H:

In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

ARTICLE 1 - CERTAIN DEFINITIONS

In addition to terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

“Assumed Permits” shall mean all Permits, to the extent transferrable or assignable under applicable Legal Requirements and the terms and conditions of the applicable Permit.

“Business Day” shall mean any day other than Saturday, Sunday, any Federal holiday, or any holiday in the State in which the Real Property is located. If any period expires or action is to be taken on a day which is not a Business Day, the time frame for the same shall be extended until the next Business Day.

“Buyer Permits” shall mean any licenses, permits, certifications, accreditations, Certificates of Need, certificates of exemption, approvals, waivers, variances or other governmental or “quasi-governmental” authorizations or comparable consents or items from any Governmental Authority (including, but not limited to, any Health Departments) that are either a condition of the sale of the Property to Buyer or necessary for Buyer to obtain (rather than receive an assignment thereof from Seller or rely on comparable permits, licenses or approvals issued to any Operator) in connection with the ownership of the Facilities for their respective Primary Intended Uses from and after Closing under any and all applicable Legal Requirements.

“Buyer’s Representatives” shall mean Buyer and any officers, directors, employees, agents, consultants, representatives and attorneys of Buyer or any direct or indirect owner of any beneficial interest in Buyer, but only if the same conduct due diligence or are otherwise involved in the Transaction.

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“Certificate of Need” or “CON” shall mean a certificate of need or similar permit or approval (not including conventional building permits) from a Governmental Authority related to the operation of the Property for the use of a specified number of beds or units in a nursing facility. Notwithstanding anything contained herein the contrary, all Certificates of Need shall constitute Assumed Permits and be assigned to Buyer at Closing by Seller if and to the extent permitted to be held by an owner of a nursing facility that is not an operator thereof under applicable Legal Requirements (it being the intention of Buyer and Seller that any and all Certificates of Need be issued to, held in the name of and owned by Buyer from and after Closing if and to the extent permitted under applicable Legal Requirements).

“Closing” shall mean the closing of the Transaction.

“Closing Date” shall mean the day that the Transaction closes, which shall not be later than the Scheduled Closing Date.

“Closing Documents” shall mean all documents executed and delivered by Seller or Buyer as required by Section 6.2 and Section 6.3 or as otherwise executed and delivered by Seller or Buyer as part of the Closing.

“deemed to know” (or words of similar import) shall have the following meaning: Buyer and the Buyer’s Representatives shall be “deemed to know” any fact, circumstance or information or shall have “deemed knowledge” of the same to the extent (a) any Buyer’s Representative has actual knowledge of a particular fact or circumstance or information that is inconsistent with any Seller’s Warranty, or (b) this Agreement, the Closing Documents executed by Seller, any estoppel certificate executed by any party with respect to the Property, or any reports prepared or obtained by any Buyer’s Representatives in connection with Buyer’s due diligence discloses a particular fact or circumstance or contains information which is inconsistent with any Seller’s Warranty.

“Deposit” shall mean collectively, (a) the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (together with any interest earned thereon, the “First Deposit”), and (b) the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (together with any interest earned thereon, the “Second Deposit”), to the extent Buyer deposits the same in accordance with the terms of Section 2.1.

“Due Diligence Period” shall mean the period commencing upon the execution of this Agreement and expiring at 5:00 p.m. Eastern Time on the day thirty (30) days after the Effective Date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” shall mean Riverside Abstract, LLC, in its capacity as escrow agent, whose mailing address is 1 Paragon Drive, Suite 150B, Montvale, New Jersey 07645, Attention: Aryeh Lazarus (telephone number: 718-215-5170, e-mail address: ALazarus@rsabstract.com).

“Facility” shall mean, collectively, that certain (a) 182 bed skilled nursing facility commonly known as Attalla Health & Rehab located in Attalla, AL, (b) that certain 100 bed skilled nursing facility commonly known as Healthcare at College Park located in College Park, GA, (c) that certain 118 bed skilled nursing facility commonly known as Quail Creek Nursing & Rehabilitation Center located in Oklahoma City, OK and (d) that certain 100 bed skilled nursing facility commonly known as Northwest Nursing Center located in Oklahoma City, OK.

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“Governmental Authority” shall mean any court, board, agency, commission, bureau, office or authority or any governmental unit (federal, state, county, district, local, municipal, city or otherwise) or any other governmental, quasi-governmental or regulatory authority, and any regulatory, administrative or other subdivision, department or branch of the foregoing, whether now or hereafter in existence, including, without limitation, any state licensing agency or any accreditation agency. For the avoidance of doubt, the term “Governmental Authority” expressly includes departments of health and/or any governmental, quasi-governmental or regulatory authorities of the states where the Property is located which have jurisdiction over the licensing, ownership and/or operations of the Property as nursing care facilities (collectively, “Health Departments”).

“Intangible Property” All other interest, if any, of Seller in and to the Real Property and the Improvements or pertaining thereto and any and all intangible property of every kind and character owned or utilized by Seller in connection with the ownership and operation of the Property, including, without limitation, any and all of the following: (i) the interest, if any, of Seller in the identity or business of the Property as a going concern, including, without limitation, any names or trade names by which the Property or any part thereof may be known including, but not limited to, names, if any, used on the date hereof in connection with the ownership and operation of the Property, and all registrations for such names, if any, and all intangible rights or interests associated with the Property, including without limitation, goodwill and going concern value, and the registrations therefor; and (ii) the interest, if any, of Seller in the Assumed Permits.

“Legal Requirements” shall mean all applicable federal, state, county, district, local, municipal and city (and any other) statutes, laws, rules, orders, regulations, constitutions, notices, guidelines, ordinances, principles of common law, judgments, decrees, injunctions and other restrictions of any Governmental Authority.

“Liabilities” shall mean, collectively, any and all conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

“Operating Leases” shall mean collectively, (a) that certain Lease Agreement dated September 22, 2014, by and between AT Seller and AT Operator for the operation of the AT Facility, as amended by that certain First Amendment dated November 21, 2014, and that certain Second Amendment dated September 14, 2015 (collectively, the “AT Operating Lease”), (b) that certain Sublease Agreement dated February 18, 2015, by and between CP Nursing, LLC, a Georgia limited liability company (“CP Opco”), and CP Operator, as extended by that certain extension notice dated February 16, 2017, and as assigned by CP Opco to CP Seller pursuant to that certain Bill of Sale and Lease Assignment dated as of February 15, 2018 (collectively, the “CP Operating Lease”), (c) that certain Sublease Agreement dated May 1, 2015, by and between NW 61st Nursing, LLC, a Georgia limited liability company (“NW Opco”), and NW Operator, as amended by that certain First Amendment to Sublease Agreement dated December 1, 2015, and as assigned by NW Opco to NW Seller pursuant to that certain Bill of Sale and Lease Assignment date as of February 15, 2018 (collectively, the “NW Operating Lease”), and (d) that certain Sublease Agreement dated May 1, 2015, by and between QC Nursing, LLC (“QC Opco”) and QC Operator, as amended by that certain First Amendment dated December 1, 2015 (collectively, the “QC Operating Lease”).

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“Operators” shall mean collectively, (a) C.R. of Attalla, LLC, a Georgia limited liability company (“AT Operator”), which is the licensed operator of the AT Facility, (b) Healthcare at College Park, LLC, a Georgia limited liability company (“CP Operator”), which is the licensed operator of the CP Facility, (c) Southwest LTC-NW OKC, LLC, a Texas limited liability company (“NW Operator”), which is the licensed operator of the NW Facility, and (d) Southwest LTC-Quail Creek, LLC, a Texas limited liability company (“QC Operator”), which is the licensed operator of the QC Facility.

“Owner’s Title Policy” shall mean an ALTA owner’s title insurance policy issued by the Title Company in the amount of the Purchase Price.

“Permits” shall mean any and all licenses, permits, accreditations, approvals and certificates held by or issued to Seller relating to the ownership, occupancy or operation of the Property, a list of which is attached hereto as Exhibit K.

“Permitted Exceptions” shall mean and include all of the following, subject to the rights of Buyer to object to title and survey matters pursuant to Article 3: (a) applicable zoning, building and land use Legal Requirements, (b) such state of facts as disclosed by the Survey or any updates thereto (other than such matters that first appear on any update to the Survey issued after the expiration of the Due Diligence Period), (c) the lien of taxes, assessments and other governmental charges or fees not yet due and payable, (d) any exceptions caused by any Buyer’s Representative, (e) any exception that the Title Company agrees to affirmatively insure over in accordance with the terms hereof without any premium or charge to Buyer, (f) the rights of the Operators under the Operating Leases and the rights of residents under any leases or residency agreements, (g) any matters which Buyer has actual knowledge about prior to the expiration of the Due Diligence Period unless Seller has agreed to Remove the same pursuant to Section 3.1, (h) any matters deemed to constitute additional Permitted Exceptions under Section 3.1, and (i) any instrument affecting title to the Real Property that is approved or deemed approved by Buyer in accordance with the terms of Section 8.1. Permitted Exceptions shall not include any matters of record created by Seller in violation of Section 8.1.

“Personal Property” shall mean all fixtures, furniture and equipment and other tangible personal property, if any, which is owned by Seller and presently located on the Real Property, but excluding any items of personal property owned by Operator or others.

“Primary Intended Use” shall mean the type of health care facility currently operated at the Property as set forth on Schedule 1 attached hereto.

“Property” shall mean, collectively, (a) the Real Property, (b) the Personal Property, (c) the Operating Lease, and (d) the Intangible Property.

“Protected Information” shall mean any books, records or files (whether in a printed or electronic format) that consist of or contain any of the following: Seller’s organizational documents or files or records relating thereto; appraisals; budgets; strategic plans for the Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; any information which any Seller Party is prohibited from disclosing by applicable Legal Requirements; or other information in the possession or control of Seller, or any direct or indirect

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owner of any beneficial interest in Seller which such party reasonably deems proprietary, or privileged.

“QC Intercompany Lease” means that certain Facility Lease Agreement dated as of June 25, 2012, pursuant to which QC Opco leases the QC Facility from QC Seller.

“Real Property” shall mean the real estate legally described in Exhibit A attached hereto, together with all improvements and fixtures located thereon and owned by Seller as of the Closing and any rights, privileges and appurtenances pertaining thereto.

“Remove” with respect to any exception to title shall mean that Seller causes the Title Company to remove of record or affirmatively insure over the same, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise; provided, however, Seller shall only be permitted to cause the Title Company to insure over title exceptions to the extent that Buyer consents thereto (which consent shall not be unreasonably withheld, conditioned or delayed).

“Required Removal Exceptions” shall mean, collectively, (a) any exceptions to title objected to by Buyer in accordance with Section 3.1(a) to the extent that such title objections are either (i) liens evidencing monetary encumbrances (other than liens for non-delinquent real estate taxes) created as a result of the intentional acts or omissions of Seller, its agents or affiliates, including any mortgage, deed of trust or other financing instrument securing indebtedness of Seller, or (ii) title matters created by Seller, its agents or affiliates in violation of the terms of this Agreement; and (b) any exception to title that Seller has specifically agreed in writing to Remove pursuant to the terms of Section 3.1(b).

“Scheduled Closing Date” shall mean the date which is thirty (30) days after the expiration of the Due Diligence Period, as the same may be extended pursuant to the express terms of this Agreement.

“Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel; (c) Seller’s Broker; (d) any direct or indirect owner of any beneficial interest in Seller; (r) any officer, director, employee, or agent of Seller, its counsel, Seller’s Broker, or any direct or indirect owner of any beneficial interest in Seller; and (f) any other entity or individual affiliated or related in any way to any of the foregoing.

“Seller’s Broker” shall mean Blueprint Healthcare.

“Seller’s Knowledge” or words of similar import shall refer only to the current actual knowledge of Clinton Cain, an employee of Seller (collectively, the “Designated Representative”) and shall not be construed to impose upon the Designated Representative any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the materials delivered or made available to Buyer’s Representatives or the contents of files maintained by the Designated Representative. There shall be no personal liability on the part of the Designated Representative arising out of any of the Seller’s Warranties.

“Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 7.2 and the Closing Documents executed by Seller for the benefit of Buyer, as such representations and warranties may be deemed modified or waived by Buyer pursuant to the terms of this Agreement.

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“Survey” shall mean an ALTA survey of the Property prepared by a surveyor licensed in the State in which the Real Property is located.

“Title Commitment” shall mean a commitment to issue an owner’s policy of title insurance with respect to the Property issued by the Title Company.

“Title Company” shall mean Riverside Abstract, LLC, whose mailing address is 1 Paragon Drive, Suite 150B, Montvale, New Jersey 07645, Attention: Aryeh Lazarus (telephone number: 718-215-5170, e-mail address: ALazarus@rsabstract.com).

“Title Objections Deadline” shall mean 5:00 p.m. Eastern Time on the date that is one (1) Business Day prior to the last day of the Due Diligence Period.

“Transaction” shall mean the transaction contemplated by this Agreement.

“Transfer Approvals” shall mean such consents, approvals and permits from Governmental Authorities, including any CHOW approvals required for Buyer to take title to the Properties without violating any requirements of the applicable Health Department.

“Transfer Notices” shall mean such petitions, notices and applications, in each case, as are necessary as a condition to the sale, transfer and conveyance of the Property by Seller to Buyer.

ARTICLE 2 - SALE OF PROPERTY

Subject to the terms of this Agreement and the Closing Documents, Seller agrees to sell and Buyer agrees to purchase all of Seller’s right, title and interest in and to the Property. In consideration therefor, Buyer shall pay to Seller the sum of Twenty-Eight Million Five Hundred Thousand Dollars ($28,500,000.00) (the “Purchase Price”). The Purchase Price shall be allocated among the Properties as follows: $xxx,xxx.xx for the AT Property, $xxx,xxx.xx for the CP Property, $xxx,xxx.xx for the QC Property and $xxx,xxx.xx for the NW Property. The Purchase Price shall be paid as follows:

2.1Payment of Deposit. Prior to the execution of this Agreement, Buyer has paid the First Deposit to Escrow Agent. In addition, no later than one (1) Business Day after the expiration of the Due Diligence Period, Buyer shall pay the Second Deposit to Escrow Agent.

2.2Applicable Terms; Failure to Make Deposit. The Deposit shall be paid to Escrow Agent in immediately available funds. Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price at the Closing and shall otherwise be held and delivered by Escrow Agent in accordance with the provisions of Exhibit B. Notwithstanding any provision in this Agreement to the contrary, if Buyer fails to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with Section 4.1 below and fails to timely make the Second Deposit as provided herein, such failure shall be a default by Buyer and Seller may elect to terminate this Agreement and receive the First Deposit as liquidated damages, and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.

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2.3Cash at Closing. On the Scheduled Closing Date, Buyer shall (a) deposit into escrow with the Escrow Agent an amount equal to the balance of the Purchase Price in immediately available funds as more particularly set forth in Section 6.1, as prorated and adjusted as set forth in Article 5, Section 6.1, or as otherwise provided under this Agreement, and (b) authorize and direct the Escrow Agent to simultaneously pay the Deposit into such escrow.

2.4Independent Consideration. At the same time as the deposit of the Deposit to the Escrow Agent, Buyer shall deliver to Seller in cash the amount of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Buyer’s exclusive option to purchase the Property and the Due Diligence Period provided herein, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.

ARTICLE 3 - TITLE MATTERS

3.1Title Defects.

3.1.1Prior to the Title Objections Deadline, Buyer shall have the right to object in writing to any title matters that appear on the Title Commitment, the Survey, and any updates thereto (whether or not such matters constitute Permitted Exceptions). In addition, after expiration of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters which are not Permitted Exceptions and which materially adversely affect Buyer’s title to the Real Property (as reasonably determined by Buyer in good faith) if (i) such matters first appear on any update to the Title Commitment or Survey issued after the expiration of the Due Diligence Period, and (ii) such objection is made by Buyer within five (5) Business Days after such updated Title Commitment or Survey is received by Buyer (but, in any event, prior to the Scheduled Closing Date). Unless Buyer is entitled to and timely objects to such title matters, all such title matters shall be deemed to constitute additional Permitted Exceptions.

3.1.2With respect to any title objections that are not Required Removal Exceptions, Seller may elect to Remove any such exceptions to title and Seller may notify Buyer in writing within five (5) Business Days after receipt of Buyer’s notice of Buyer’s title objections (but, in any event, prior to the Scheduled Closing Date) whether Seller elects to Remove the same. Failure of Seller to respond in writing within such period shall be deemed an election by Seller not to Remove Buyer’s title objections. If Seller elects or is deemed to have elected not to Remove one or more of Buyer’s title objections, then, within five (5) Business Days after Seller’s election or deemed election (but, in any event, prior to the Scheduled Closing Date), Buyer may elect in writing to either (i) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (ii) waive such title objections and proceed to Closing without any reduction of or credit against the Purchase Price. Failure of Buyer to respond in writing within such period shall be deemed an election by Buyer to waive such title objections and proceed to Closing. Any such title objection so waived (or deemed waived) by Buyer shall constitute a Permitted Exception.

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3.1.3If this Agreement is not terminated by Buyer in accordance with the provisions hereof, Seller shall, at Closing, Remove all Required Removal Exceptions. If Seller is unable to Remove any Required Removal Exceptions prior to the Closing (as extended as provided in Section 3.1.4, Buyer may at Closing elect to either (i) exercise Buyer’s rights under Section 9.2, or (ii) accept such exceptions to title and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

3.1.4Seller shall be entitled to one or more extensions of the Scheduled Closing Date (not to exceed thirty (30) days in the aggregate) to allow additional time for Seller to Remove any exceptions to title. Seller shall have the right to replace the Title Company with another nationally recognized title insurance company reasonably satisfactory to Buyer if the Title Company fails or refuses to Remove any exceptions to title that Seller elects or is required to Remove.

3.2Title Insurance. At Closing, the Title Company shall issue (or be irrevocably committed to issuing) the Owner’s Title Policy to Buyer, insuring that title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer may request that the Title Company provide endorsements to the Owner’s Title Policy, provided that (a) such endorsements shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements, and (c) the Closing shall not be delayed as a result of Buyer’s request.

ARTICLE 4 - BUYER’S DUE DILIGENCE/AS-IS SALE

4.1Buyer’s Due Diligence. At all times prior to Closing while this Agreement remains in effect, Buyer and any Buyer’s Representative shall have the right to enter upon the Property for the purpose of inspecting the Property and performing non-invasive and non-destructive diligence inspections, investigations and feasibility studies, at Buyer’s sole risk, cost and expense. Before any such entry, Buyer shall provide Seller with evidence satisfactory to Seller confirming that any agent of Buyer has standard commercial general liability insurance policy covering the activities of Buyer’s Representative providing insurance limits and coverage acceptable to Seller. All of such entries upon the Property shall be at reasonable times during normal business hours and shall be permitted only after at least two (2) days prior notice to Seller, and Seller or Seller’s managing agent shall have the right to accompany Buyer and any Buyer’s Representative during any activities performed by Buyer on the Property. Buyer’s right of entry and inspection shall be subject to the rights of tenants of the Property and Buyer and any Buyer’s Representative shall not unreasonably interfere with the ongoing operation of the Property or the use and enjoyment of the Property by Seller and Seller’s tenants. If any inspection or test performed by or on behalf of Buyer damages, disturbs or otherwise alters the condition of the Property, then Buyer will promptly repair said damage as near as possible to the condition which existed before such damage. The provisions of this section shall survive Closing or the earlier termination of this Agreement. Buyer, in its sole and absolute discretion, may terminate this Agreement by written notice to Seller at any time prior to the expiration of the Due Diligence Period for any reason or no reason, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Buyer shall be entitled to the return of the Deposit. In the event Buyer fails to terminate this Agreement prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have waived its rights to terminate this Agreement in accordance with this section.

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4.2As-Is Provisions.

4.2.1As-Is Sale. Buyer acknowledges and agrees that:

(a)Buyer has conducted, and shall continue to conduct during the Due Diligence Period, or waive its right to conduct, such due diligence as Buyer has deemed or shall deem necessary or appropriate.

(b)The Property shall be sold, and Buyer shall accept possession of the Property as of the Closing, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price, except as expressly set forth to the contrary in this Agreement and the Closing Documents.

(c)Except for Seller’s Warranties, none of the Seller Parties shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the materials delivered or made available to Buyer’s Representatives, including, but not limited to, the accuracy and completeness thereof, or the results of Buyer’s due diligence.

(d)Buyer shall independently confirm to its satisfaction all information that it considers material to its purchase of the Property or the Transaction.

4.2.2Release. By accepting the Deed and closing the Transaction, Buyer, on behalf of itself and its successors and assigns, shall thereby release each of the Seller Parties from, and waive any and all Liabilities against each of the Seller Parties for, attributable to, or in connection with the Property, whether arising or accruing before, on or after the Closing and whether attributable to events or circumstances which arise or occur before, on or after the Closing, including, without limitation, the following: (a) any and all statements or opinions heretofore or hereafter made, or information furnished, by any Seller Parties to any Buyer’s Representatives; and (b) any and all Liabilities with respect to the structural, physical, or environmental condition of the Property, whether such Liabilities are latent or patent, including, without limitation, all Liabilities relating to the release, presence, discovery or removal of any hazardous or regulated substance, chemical, waste or material that may be located in, at, about or under the Property, or connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any other Federal, State or municipal Legal Requirements relating to environmental contamination, or any other related claims or causes of action (collectively, “Environmental Liabilities”); and (c) any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to any portion of the Property. Notwithstanding the foregoing, the foregoing release and waiver is not intended and shall not be construed as affecting or impairing any rights or remedies that Buyer may have against Seller with respect to (i) a breach of any of Seller’s Warranties, (ii) any of the obligations of Seller under this Agreement that expressly survive the Closing, or (iii) any acts constituting fraud by Seller.

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4.2.3Assumption of Liability. By accepting the Deed and closing the Transaction, Buyer shall thereby assume and take responsibility and liability for the following: (a) any and all Liabilities attributable to the Property to the extent that the same arise or accrue on or after the Closing and are attributable to events or circumstances which arise or occur on or after the Closing; and (b) any and all Liabilities with respect to the structural, physical or environmental condition of the Property, whether such Liabilities are latent or patent, whether the same arise or accrue before, on or after the Closing, and whether the same are attributable to events or circumstances which may arise or occur before, on or after the Closing, including, without limitation, all Environmental Liabilities; and (c) any and all Liabilities with respect to which Buyer has expressly agreed to assume and/or receives a credit at Closing. Buyer acknowledges and agrees that the Liabilities to be assumed by Buyer pursuant to each of the foregoing clauses are intended to be independent of one another, so Buyer shall assume Liabilities described in each of the clauses even though some of those Liabilities may be read to be excluded by another clause. Notwithstanding the foregoing, any tort claims brought with respect to the Property, to the extent that the same arises or accrues as a result of any injury that arose or occurred prior to the Closing, shall not be assumed by Buyer as a result of clause (b) or clause (c) unless the same are caused by the acts or omissions of any Buyer’s Representatives.

4.2.4No Indemnification. Notwithstanding any provision in this Section 4.2 to the contrary, the releases, waivers and assumptions set forth in this Section 4.2 shall not be construed as an indemnification by Buyer for the benefit of Seller for any Liabilities arising or accruing prior to Closing.

4.2.5Successors and Assigns. The provisions of this Section 4.2 shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.2.6Reaffirmation and Survival. The provisions of this Section 4.2 shall be deemed reaffirmed by Buyer by acceptance of the Deed and shall survive the Closing.

4.3Limitation on Seller’s Liability.

4.3.1Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or the Closing Documents, the maximum aggregate liability of the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement, and under all Closing Documents (including, without limitation, in connection with the breach of any of Seller’s Warranties for which a claim is timely made by Buyer) shall not exceed, in the aggregate, an amount equal to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00); provided, however, that the foregoing cap on the liability of Seller shall not be applicable to any liability that Seller may have with respect to (a) the post-closing reproration obligations pursuant to Section 5.4, or (b) the indemnity by Seller regarding the payment of the commission to Seller’s Broker or other brokers engaged by Seller pursuant to Section 8.4.

4.3.2Survival. The provisions of this Section 4.3 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

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ARTICLE 5 - ADJUSTMENTS AND PRORATIONS

5.1Proration of Income.

5.1.1Rents. For purposes of this Agreement, “Rents” shall mean all base rents, percentage rents, additional rent and any tax and operating expense reimbursements and escalations due from Operator under the Operating Lease. All collected Rents and other income from Property operations shall be prorated between Seller and Buyer as of 12:01 a.m. on the Closing Date. Rents or other income from Property operations not collected as of the Closing shall not be prorated at the time of Closing. Percentage rent due from any tenant shall be prorated as herein provided at such time as Buyer collects the same in accordance with Section 5.1.2.

5.1.2Post-Closing Collections. After Closing, Buyer shall make a commercially reasonable effort to collect any Rents or other revenues not collected as of the Closing on Seller’s behalf and to tender the same to Seller upon receipt. Buyer shall not have an exclusive right to collect Rents or other revenue due Seller and Seller hereby retains its rights to pursue claims against Operator under the Operating Lease or other party for sums due with respect to periods prior to the Closing Date; provided, however, with respect to any legal proceedings against Operator, Seller (a) shall be required to notify Buyer in writing of its intention to pursue such legal proceedings; (b) shall only be permitted to pursue any legal proceedings after the date which is ninety (90) days after the Closing Date; and (c) shall not be permitted to pursue any legal proceedings seeking eviction or the termination of the Operating Lease. All Rents collected by Buyer or Seller after the Closing shall first be applied to all amounts due under the Operating Lease at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. The terms of this section shall survive the Closing and not be merged therein.

5.1.3Cash Security Deposits. At Closing, Seller shall give Buyer a credit against the Purchase Price in the aggregate amount of any cash security deposit held by Seller under the Operating Lease.

5.2Proration of Taxes and Other Property Expenses.

5.2.1Proration of Ad Valorem Taxes. All general real estate and ad valorem taxes and other state, county or municipal taxes, charges and assessments affecting the Property will be prorated as of 12:01 a.m. on the Closing Date. In the event final, current bills for such taxes are not available at Closing, such taxes will be prorated on the basis of 110% of the taxes for most recent year for which final bills are available.

5.2.2Special Assessments. Seller shall pay all installments of special assessments due and payable prior to the Closing Date and Buyer shall pay all installments of special assessments due and payable on and after the Closing Date.

5.2.3Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of 12:01 a.m. on the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller

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shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:01 a.m. on the Closing Date.

5.3Closing Costs. Closing costs shall be allocated between Buyer and Seller in accordance with local custom. For the avoidance of doubt:

5.3.1Buyer shall pay the following closing costs: (i) all premiums and charges of the Title Company for the Title Commitment and the Owner’s Title Policy (including any endorsements requested by Buyer), (ii) the cost of the Survey (including any Survey costs incurred by Seller in anticipation of the sale of the Property), (iii) all recording and filing charges in connection with the instrument by which Seller conveys the Property, (iv) fifty percent (50%) of all escrow or closing charges, (v) all transfer taxes and similar charges, if any, applicable to the transfer of the Property to Buyer for any Property in Alabama, (vi) the commission due any broker representing Buyer, (vii) all fees due its attorneys and all costs of Buyer’s due diligence, including fees due its consultants, and (viii) all lenders’ fees, documentary stamp fees, mortgage taxes, and similar charges, if any, related to any financing to be obtained by Buyer.

5.3.2Seller shall pay the following closing costs: (i) the commission due Seller’s Broker, (ii) all fees due its attorneys, (iii) all costs incurred in connection with causing the Title Company to Remove any Required Removal Exceptions, (iv) fifty percent (50%) of all escrow or closing charges, (v) all transfer taxes and similar charges, if any, applicable to the transfer of the Property to Buyer for any Property in Georgia and Oklahoma and (vi) all use taxes, sales taxes and similar charges, if any, applicable to the transfer of the Property to Buyer, including any personal property taxes or similar charges.

The obligations of the parties under this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

5.4Delayed Adjustment; Delivery of Financial Data. No later than sixty (60) days after Closing (or, with respect to property taxes, within ten (10) days after final tax bills are received by Buyer), Buyer shall prepare and present to Seller a recalculation of any and all amounts due or subject to proration under this Article 5 (taking into consideration any errors and changes necessary because of the lack of complete or accurate information as of the Closing Date) as well as supporting documentation for such recalculation. The parties shall make the appropriate adjusting payment between them within thirty (30) days after delivery of any such recalculation. The provisions of this section shall survive the Closing and not be merged therein.

ARTICLE 6 - CLOSING

6.1Closing Mechanics.

6.1.1The parties shall conduct an escrow-style closing through the Escrow Agent so that it will not be necessary for any party to attend the Closing.

6.1.2Provided all conditions precedent to Seller’s obligations hereunder have been satisfied, Seller agrees to convey the Property to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to

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Buyer’s obligations hereunder have been satisfied, Buyer agrees to pay the amount specified in Section 2.3 by timely delivering the same to the Escrow Agent on the Scheduled Closing Date and unconditionally authorizing and directing the Escrow Agent no later than 3:00 p.m. Eastern Time on the Scheduled Closing Date to deposit the same in Seller’s designated account. In addition, for each full or partial day after 3:00 p.m. Eastern Time on the Scheduled Closing Date that Buyer fails to comply with the foregoing, then, at Seller’s election (and in addition to any rights that Seller may have pursuant to Section 9.1), the prorations between the parties shall be calculated as of the next Business Day.

6.1.3The items to be delivered by Seller or Buyer in accordance with the terms of Section 6.2 or Section 6.3 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last Business Day prior to the Scheduled Closing Date except that (i) the items in the paragraph entitled “Keys and Original Documents” shall be delivered by Seller at the Property on the Closing Date, and (ii) the Purchase Price shall be delivered by Buyer in accordance with the terms of Section 6.1(b).

6.2Seller’s Closing Deliveries. At Closing, Seller shall deliver the following:

6.2.1Deed. A deed in the form of Exhibit C attached hereto (“Deed”), executed and acknowledged by Seller.

6.2.2Bill of Sale. A bill of sale in the form of Exhibit D attached hereto, executed by Seller.

6.2.3Assignment Agreement. An assignment and assumption of the Operating Lease and Intangible Property, in the form of Exhibit E attached hereto (“Assignment Agreement”), executed by Seller.

6.2.4Notice to Tenants. A letter in the form of Exhibit F attached hereto, executed by Seller, which shall be sent by Buyer after Closing to the Operator under the Operating Lease.

6.2.5Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit G attached hereto, as required by Section 1445 of the Internal Revenue Code, executed by Seller.

6.2.6Evidence of Authority. Documentation to establish to the Title Company’s reasonable satisfaction the due authorization of Seller’s consummation of the Transaction, including Seller’s execution of this Agreement and the Closing Documents required to be delivered by Seller.

6.2.7Other Documents. A title affidavit in the form of Exhibit H-1 attached hereto, a gap indemnity in the form of Exhibit H-2 attached hereto, applicable transfer or sales tax filings, and such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.

6.2.8Representation Certificate. A certificate confirming and updating Seller’s Warranties as of the Closing Date in the form of Exhibit I-1 attached hereto.

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6.2.9Termination of QC Intercompany Lease. Evidence that the QC Intercompany Lease has been terminated as of the Closing Date.

6.2.10Closing Statement. A mutually acceptable form of a joint closing statement, setting forth the prorations and adjustments to the Purchase Price respecting the Property to be made pursuant to this Agreement (the “Closing Statement”), executed by Seller.

6.2.11Keys and Original Documents. Keys to all locks on the Real Property in Seller’s possession and originals or, if originals are not available, copies, of the Operating Lease, to the extent not previously delivered to Buyer.

6.3Buyer’s Closing Deliveries. At the Closing, Buyer shall deliver the following:

6.3.1Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

6.3.2Assignment Agreement. The Assignment Agreement, executed by Buyer.

6.3.3Representation Certificate. A certificate confirming and updating Buyer’s representations and warranties set forth in this Agreement as of the Closing Date in the form of Exhibit I-2 attached hereto.

6.3.4Evidence of Authority. Documentation to establish to Title Company’s reasonable satisfaction the due authorization of Buyer’s consummation of the Transaction, including Buyer’s execution of this Agreement and the Closing Documents required to be delivered by Buyer.

6.3.5Other Documents. Applicable transfer or sales tax filings and such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

6.3.6Closing Statement. The Closing Statement, executed by Buyer.

6.4Conditions to Buyer’s Obligations. Buyer’s obligation to close the Transaction is conditioned on all of the following:

6.4.1Representations True. All Seller’s Warranties in this Agreement, as the same may be deemed modified as provided in Section 7.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date.

6.4.2Seller’s Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 6.2 and shall have performed all other material obligations to be performed by Seller at or prior to the Closing.

6.4.3Buyer Permits. Buyer shall have obtained and/or been issued any and all Buyer Permits (including any CHOW approvals) from Governmental Authorities.

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6.4.4Material Adverse Change. From the expiration of the Due Diligence Period until the Closing Date, there shall not have been any material adverse change in the regulatory status and/or condition of any of Operators’ licenses, permits and/or certifications.

6.4.5Operator Estoppel Certificates. Seller shall have delivered to Buyer an Estoppel Certificate, substantially in the form attached hereto as Exhibit L or in the form required under such Operating Lease, with respect to each Operating Lease. Seller’s failure to obtain any such Operator Estoppel Certificate shall not be a default by Seller hereunder; provided, however, for the avoidance of doubt, in the event of such failure, Buyer shall have the right to terminate this Agreement pursuant to Section 6.6 below.

6.5Conditions to Seller’s Obligations. Seller’s obligation to close the Transaction is conditioned on all of the following:

6.5.1Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date.

6.5.2Buyer’s Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 6.3 and shall have performed all other material obligations to be performed by Buyer at or prior to the Closing.

6.5.3Buyer Permits. Buyer shall have obtained and/or been issued any and all Buyer Permits (including any CHOW approvals) from Governmental Authorities.

6.5.4Transfer Approvals. Seller shall have obtained any and all Transfer Approvals from Governmental Authorities necessary or advisable for the sale, transfer and conveyance of the Property to Buyer.

6.6Waiver of Failure of Conditions Precedent. At any time on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition to its obligations hereunder. By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in this Article 6 to the extent the party had actual knowledge of such unfulfilled condition, except to the extent that the same expressly survive Closing. In the event any of the conditions set forth in this Article 6 are neither waived nor fulfilled, the party for whose benefit the applicable condition exists may terminate this Agreement (subject to the notice and cure rights set forth in Article 9 and elsewhere in this Agreement) and exercise such rights and remedies, if any, that such party may have pursuant to the terms of Article 9. If this Agreement is terminated as a result of the failure of any condition set forth in this Article 6 that is not also a default hereunder, then the Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except for obligations which expressly survive termination of this Agreement.

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES

7.1Buyer’s Representations. Buyer represents and warrants to Seller as follows:

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7.1.1Buyer’s Authorization. Buyer (a) is duly organized (or formed), validly existing and in good standing under the Legal Requirements of its State of organization and, to the extent required by applicable Legal Requirements, the State in which the Real Property is located, and (b) is authorized to execute this Agreement and consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Buyer and such instruments, obligations and actions are valid and legally binding upon Buyer, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and all Closing Documents to be executed by Buyer and the performance of the obligations of Buyer hereunder or thereunder will not (x) result in the violation of any Legal Requirement or any provision of Buyer’s organizational documents, (y) conflict with any order of any court or governmental instrumentality binding upon Buyer, or (z) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Buyer is bound.

7.1.2Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar Legal Requirements.

7.1.3Patriot Act Compliance. Buyer is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, group, entity, or nation pursuant to any Legal Requirement that is enforced or administered by the Office of Foreign Assets Control, and Buyer is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Buyer is not engaging in this Transaction, directly or indirectly, in violation of any Legal Requirements relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Buyer have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Buyer is prohibited by Legal Requirement or that the Transaction or this Agreement is or will be in violation of Legal Requirement. Buyer has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing. Notwithstanding the foregoing, in no event shall Buyer’s representations and warranties under this Section 7.1.3 apply to any person or entity which owns, has owned, or may hereafter own any publicly traded stock or other publicly traded securities of (a) Buyer (if any), or (b) any entity which directly or indirectly owns an interest in Buyer.

7.1.4ERISA. Buyer is not an employee pension benefit plan subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Part 3, Subtitle B, Title I of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and none of its assets constitutes or will constitute assets of any such employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA. Buyer is not a “governmental plan” within the meaning of Section 3(32) of ERISA and the funds used by Buyer to acquire the Property are not subject to State statutes regulating investments of and fiduciary obligations with respect to governmental plans.

Buyer’s representations and warranties in this section shall survive the Closing and not be merged therein.

7.2Seller’s Representations. Seller represents and warrants to Buyer as follows:

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7.2.1Seller’s Authorization. Seller (a) is duly organized (or formed), validly existing and in good standing under the Legal Requirements of its State of organization and, to the extent required by applicable Legal Requirements, the State in which the Real Property is located, and (b) is authorized to execute this Agreement and, subject to obtaining the Required Governmental Approvals, consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Seller and such instruments, obligations and actions are valid and legally binding upon Seller, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and all Closing Documents to be executed by Seller and the performance of the obligations of Seller hereunder or thereunder will not (x) result in the violation of any Legal Requirements or any provision of Seller’s organizational documents, (y) conflict with any order of any court or governmental instrumentality binding upon Seller, or (z) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Seller is bound.

7.2.2Seller’s Financial Condition; Operator Financial Condition. No petition has been filed by Seller, nor has Seller received written notice of any petition filed against Seller under the Federal Bankruptcy Code or any similar Legal Requirements. To Seller’s Knowledge, except as disclosed on Exhibit J, no petition has been filed by any Operator, nor has any Operator received written notice of any petition filed against any Operator under the Federal Bankruptcy Code or any similar Legal Requirements.

7.2.3Patriot Act Compliance. Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, group, entity, or nation pursuant to any Legal Requirement that is enforced or administered by the Office of Foreign Assets Control and Seller is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in this Transaction, directly or indirectly, in violation of any Legal Requirements relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by Legal Requirement or that the Transaction or this Agreement is or will be in violation of Legal Requirement. Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing. Notwithstanding the foregoing, in no event shall Seller’s representations and warranties under this Section 7.2.3 apply to any person or entity which owns, has owned, or may hereafter own any publicly traded stock or other publicly traded securities of (a) Seller (if any), or (b) any entity which directly or indirectly owns an interest in Seller.

7.2.4Third-Party Rights. Seller has not entered into any agreements currently in effect pursuant to which Seller has granted any rights of first refusal to purchase all or any part of the Property, options to purchase all or any part of the Property or other rights whereby any individual or entity has the right to purchase all or any part of the Property.

7.2.5Litigation. To Seller’s Knowledge, as of the Effective Date, except as listed in Exhibit J attached hereto, Seller has not received any written notice of any current or pending

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litigation against Seller or relating to the Property (including, without limitation, any condemnation proceedings) which would, in the reasonable judgment of Seller, adversely affect the Property.

7.2.6Contracts. As of the Effective Date, Seller has not entered into or assumed any contracts, equipment leases or other agreements affecting the Property which will be binding upon Buyer after the Closing other than (a) the Operating Lease and (b) liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record.

7.2.7Operating Lease Defaults. To Seller’s Knowledge, as of the Effective Date, except for defaults cured on or before the Effective Date and except as listed in Exhibit J attached hereto, (i) Seller has not received any written notice of a default by Seller under the terms of the Operating Lease, and (ii) Seller has not sent to Operator any written notice alleging or asserting that Operator is in default under the Operating Lease. Except as otherwise disclosed, to Seller’s Knowledge, all Operating Leases are in good standing and fully enforceable in accordance with their terms.

7.2.8Legal Violations. To Seller’s Knowledge, as of the Effective Date, except for violations cured or remedied on or before the Effective Date and except as listed in Exhibit J attached hereto, Seller has not received any written notice from any Governmental Authority of any violation of any Legal Requirement applicable to the Property (including, without limitation, any Legal Requirement related to the environmental condition of the Real Property).

7.2.9Condition of the Property. Seller has not received any written notice during the twelve (12) months prior to the date of this Agreement from any insurance company which has issued a policy with respect to the Property or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in the Property or suggesting or requesting the performance of any repairs, alterations or other work to the Property. Seller has not received any written notice that either of the sewage or any waste water systems, life safety systems, incinerators or the heating or air conditioning equipment located on the Property violate any applicable federal, state, commonwealth or municipal laws, ordinances, orders, regulations or requirements.

7.2.10Financial Materials. Seller has provided to Buyer, to Seller’s Knowledge, true and correct copies of the financial statements with respect to the Facility for the calendar year ending December 31, 2018, which were prepared by and delivered to Seller by the Operator.

7.2.11Special Assessments. To Seller’s Knowledge, as of the Effective Date, except as disclosed in the Title Commitments and except as listed in Exhibit J attached hereto, Seller has not received any written notice from any governmental agency of any pending or threatened special assessments affecting the Property. To Seller’s Knowledge, as of the Effective Date, except as disclosed in the Title Commitments, there are no tax abatements, phase-ins or exemptions affecting the Property.

7.2.12Personal Property. Except as set forth in Exhibit J attached hereto, the Personal Property to be transferred to Buyer is free and clear of liens, security interests and other encumbrances arising by, through or under Seller, except as a result of instruments securing a loan that shall be paid in full by Seller at or prior to Closing.

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7.2.13Brokers. Seller represents and warrants that it has not dealt with any broker or finder which is entitled to a real estate commission as a result of this transaction other than Seller’s Broker, whose fees shall be paid by Seller.

7.3General Provisions.

7.3.1Seller’s Warranties Deemed Modified. To the extent that Buyer is deemed to know prior to the expiration of the Due Diligence Period that Seller’s Warranties are inaccurate, untrue or incorrect in any way, such Seller’s Warranties shall be deemed modified to reflect Buyer’s deemed knowledge.

7.3.2Breach of Warranties prior to Closing. If after the expiration of the Due Diligence Period but prior to the Closing, either Buyer or Seller obtains actual knowledge that any of the representations or warranties made herein are untrue, inaccurate or incorrect in any material respect, such party shall give the other party written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In the event of any breach of a Seller’s Warranty, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable extension of the Scheduled Closing Date (not to exceed thirty (30) days) for purposes of such cure. The untruth, inaccuracy or incorrectness of Seller’s Warranties shall be deemed material for all purposes of this Agreement only if Buyer’s aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller’s Warranties are reasonably estimated to exceed $25,000.00. If any of Seller’s Warranties are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate or incorrect in any material respect as set forth herein, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price.

7.3.3Survival; Limitation on Seller’s Liability. Seller’s Warranties shall survive the Closing and not be merged therein for a period of six (6) months and Seller shall only be liable to Buyer hereunder for a breach of a Seller’s Warranty with respect to which Seller receives a written notice of a claim from Buyer on or before the six month anniversary of the Closing Date. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any rights or remedies available to it at law, in equity, under this Agreement or otherwise, including any claim against Seller for damages that Buyer may incur, as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if (a) Buyer is deemed to know that any Seller’s Warranties were untrue, inaccurate or incorrect at the time of the Closing, or (b) the untruth, inaccuracy or incorrectness of such Seller’s Warranties is not material, when considered in the aggregate, or (c) Buyer fails to deliver to Seller a written notice of any alleged inaccuracy or breach of any Seller’s Warranty (which notice, to be effective for purposes of this provision, must set forth the specific Seller’s Warranty allegedly breached and a reasonable description of the factual basis upon which Buyer asserts such breach) on or before the expiration of the foregoing survival period; or (d) within six (6) months after the expiration of the time frame provided in clause (c), Buyer fails to commence legal proceedings against Seller with respect to any claim timely made pursuant to clause (c).

7.3.4Survival. The provisions of this Section 7.3 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

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ARTICLE 8 - COVENANTS

8.1Buyer Permits; Notices and Consents.

8.1.1Buyer will submit its applications for Buyer Permits within ten (10) days prior to the expiration of the Due Diligence Period and, thereafter, will diligently pursue its efforts, in good faith, to obtain all Buyer Permits, and to make all filings (including those with Governmental Authorities), as may be required to be obtained or filed by Buyer in connection with the consummation of the transactions contemplated hereunder. Seller shall provide Buyer with such information as Buyer may reasonably request in connection with Buyer’s efforts to obtain such consents.

8.1.2Buyer and Seller shall each cooperate with, and do all things reasonably practicable to assist, one another: (i) in the prompt preparation and filing of all required, proper or advisable filings to be made in connection with obtaining the Buyer Permits or Transfer Approvals required in connection with the consummation of the transaction contemplated hereunder as soon as practical following the Effective Date, and the parties shall cooperate with, and do all things reasonably practicable to assist each other in connection with the making of all such filings; (ii) in determining whether action by or in respect of, or filing with, any governmental authority is required, proper or advisable; and (iii) in seeking to timely obtain the Buyer Permits and Transfer Approvals or to make any such filings. The parties shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any applicable governmental authority with respect to any Buyer Permits or Transfer Approvals and related audits, inspections, reviews or investigations, and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to any other applicable Laws.

8.1.3Notwithstanding the generality of the foregoing, neither Buyer nor Seller shall be required to make payments or incur any other liability to secure the Transfer Approvals or Buyer Permits, except for the payment by Buyer of legal fees and customary fees and charges imposed by the applicable Government Authority in order to obtain the Buyer Permits and Transfer Approvals.

8.1.4Seller shall, at Seller’s cost, timely file and submit all Transfer Notices.

8.2Contracts, Title Instruments, and Leases.

8.2.1Without Buyer’s prior consent, between the Effective Date and the Closing Seller shall not (i) enter into any new service contract or agreement or lease that will be binding on Buyer after Closing, or (ii) execute any instrument which affects title to the Property, or (iii) modify the Operating Lease (except pursuant to the exercise by Operator of a renewal or other right contained in the Operating Lease). Seller shall furnish Buyer with a copy of the proposed agreement which shall contain such information reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed transaction. If Buyer fails to object in writing to any such agreement within three (3) Business Days after receipt thereof, Buyer shall be deemed to have approved the terms of the proposed transaction. Buyer’s consent shall not be unreasonably withheld, conditioned or delayed with respect to any such transaction that is proposed prior to the expiration of the Due Diligence Period. Buyer, in its sole and absolute

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discretion, shall be entitled to grant or withhold its consent with respect to any such transaction that is proposed between the expiration of the Due Diligence Period and the Closing. Any notice from Buyer rejecting the proposed transaction shall include a description of the reasons for Buyer’s rejection.

8.2.2Seller shall have the right, but not the obligation, to enforce the rights and remedies of the landlord under the Operating Lease in a manner consistent with its past practices, including without limitation, to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

8.3Operation and Maintenance of Property. Except to the extent Seller is relieved of such obligations by Article 10, between the Effective Date and the Closing, Seller shall operate and maintain the Property in a manner consistent with Seller’s past practices with respect to the Property. Buyer hereby agrees that, except for breaches of this Section 8.3, Buyer, shall accept the Property subject to, and Seller shall have no obligation to cure, (a) any violations of Legal Requirements, or (b) any physical conditions which would give rise to violations of Legal Requirements, whether the same now exist or arise prior to Closing. Between the Effective Date and the Closing, Seller will advise Buyer of any written notice Seller receives after the Effective Date from any Governmental Authority of the violation of any Legal Requirements regulating the condition or use of the Property.

8.4Brokers. Seller and Buyer expressly acknowledge that Seller’s Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement. Seller shall pay any brokerage commission due to Seller’s Broker in accordance with the separate agreement between Seller and Seller’s Broker. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by Seller’s Broker or any other party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any party claiming to have represented Buyer as broker in connection with the Transaction. The provisions of this section shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.

8.5Tax Protests; Tax Refunds and Credits. Seller shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during the tax year in which Closing occurs (the “Closing Tax Year”) and all tax years prior to the Closing Tax Year, provided Seller shall keep Buyer reasonably informed regarding the status of any contest with respect to the taxes attributable to the Closing Tax Year. Buyer shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during all years subsequent to the Closing Tax Year. To the extent any real estate or personal property tax refunds or credits are received after Closing with respect to the Property and such refunds or credits are attributable to real estate and personal property taxes paid for any tax year prior to the Closing Tax Year, Seller shall be entitled to the entirety of such refunds and credits (except to the extent due to any past or present tenant of the Property). To the extent any such refunds or credits are attributable to real estate and personal property taxes paid during the Closing Tax Year, such amounts shall be prorated between the parties in the manner provided in Section

LEGAL02/38855357v6	21

5.2, less costs incurred in obtaining such refund or credit and any amounts due to any past or present tenant of the Property. The provisions of this section shall survive the Closing (and not be merged therein).

8.6Publicity. Seller and Buyer each hereby covenant and agree that (a) prior to the Closing neither Seller nor Buyer shall issue any press release or similar public statement with respect to the Transaction or this Agreement (a “Press Release”) without the prior consent of the other, except to the extent required by applicable Legal Requirement, and (b) after the Closing, any Press Release issued by either Seller or Buyer shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld, conditioned or delayed and such response shall be provided within two (2) Business Days after submission of a draft of the Press Release to the other party for review), except to the extent required by applicable Legal Requirement. If either Seller or Buyer is required by applicable Legal Requirement to issue a Press Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Press Release to the other party for its review. The provisions of this section shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.

8.7Confidentiality.

8.7.1Buyer shall hold, and shall cause the other Buyer’s Representatives and any prospective investors in Buyer to hold in strict confidence and not disclose to any other person without the prior written consent of Seller: (i) the terms of this Agreement, (ii) unless and until the Closing occurs, any of the information in respect of the Property delivered or made available to any Buyer’s Representatives, and (iii) the identity of any direct or indirect owner of any beneficial interest in Seller. In the event the Closing does not occur or this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Buyer hereby agrees to indemnify, defend, and hold each of the Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from the breach of the terms of this section.

8.7.2Seller shall hold, and shall cause the officers, directors, employees, agents and representatives of Seller to hold, in strict confidence and not disclose to any other person without the prior written consent of Buyer, (i) the terms of this Agreement, and (ii) the identity of Buyer and any direct or indirect owner of any beneficial interest in Buyer.

8.7.3Notwithstanding anything to the contrary hereinabove set forth, each party may disclose information which is otherwise required by the foregoing to be kept confidential (i) on a need-to-know basis to its affiliates, the employees of such party or its affiliates, members of professional firms serving such party or its affiliates, or lenders, or (ii) as any Governmental Authority may require in order to comply with applicable Legal Requirements or a court order, or (iii) to the extent that such information is a matter of public record, or (iv) in connection with any dispute or litigation between the parties.

8.7.4The provisions of this section shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

8.8Declaration Estoppels. If prior to the expiration of the Due Diligence Period Buyer requests an estoppel certificate with respect to any reciprocal easement agreement, declaration, or other covenant or restriction encumbering the Real Property, Seller shall cooperate with Buyer in promptly delivering to the appropriate parties to such an agreement an estoppel certificate in a form reasonably requested by Buyer. After delivery of any requested estoppel certificates to the applicable parties, Seller shall use commercially

LEGAL02/38855357v6	22

reasonable efforts to assist Buyer in obtaining executed copies of the same; provided, however, in no event shall Seller be required by the foregoing to pay any sums (or incur any other liability) to any party in connection with its attempts to obtain such estoppel certificates. Notwithstanding any provision contained in this Agreement to the contrary, it shall not be a condition to Buyer’s obligations hereunder that any such estoppel certificates are obtained unless expressly agreed to by Seller in writing prior to the expiration of the Due Diligence Period.

ARTICLE 9 - DEFAULTS

9.1Seller’s Remedies for Buyer Defaults. If, (i) on the Scheduled Closing Date Buyer fails to deliver the balance of the Purchase Price in accordance with Sections 2.3 and 6.1, and fails to cure the same within two (2) Business Days after the Scheduled Closing Date, or (ii) on or before the Scheduled Closing Date Buyer is in default of any of its other material obligations hereunder or any of Buyer’s representations or warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, and any such circumstance described in this clause (ii) continues for five (5) Business Days after written notice (which written notice shall detail such default or breach), then Seller shall have the right to elect as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Buyer, promptly after which the Deposit shall be paid to Seller as liquidated damages and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the default or breach and proceed to close the Transaction. Seller and Buyer have discussed the possible consequences to Seller in the event that the Closing does not occur by reason of any of the events described in this section. The parties agree that it would be impractical or extremely difficult to determine the actual damages to Seller in such event and that a reasonable estimate of such damages is an amount equal to the Deposit.

9.2Buyer’s Remedies for Seller Defaults. If, on or before the Scheduled Closing Date, Seller is in default of any of its material obligations hereunder, or any of Seller’s Warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, and any such circumstance described in this sentence continues for five (5) Business Days after written notice (which written notice shall detail such default or breach), then Buyer shall have the right to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer and Seller shall pay Buyer an amount equal to the actual out-of-pocket costs and expenses incurred by Buyer in connection with the transactions contemplated herein, in an amount not to exceed $100,000, and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the default or breach and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of Seller’s default. Buyer agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.

9.3Indemnity Obligations. Notwithstanding any provision in this Agreement to the contrary, in no event shall the provisions of this Article 9 limit the rights of either party against the other party due to the other party’s obligation to indemnify such party in accordance with this Agreement or the damages recoverable pursuant to such indemnification obligations. This section shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.

ARTICLE 10 - CASUALTY/CONDEMNATION

LEGAL02/38855357v6	23

10.1Right to Terminate. If, after the Effective Date, (a) any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking), or (b) any portion of the Property is damaged or destroyed (excluding routine wear and tear and damage caused by any Buyer’s Representative), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If the Property is the subject of a Major Casualty/Condemnation (as hereinafter defined) that occurs after the Effective Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) Business Days after the giving of Seller’s notice, and the Scheduled Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to terminate this Agreement within such ten (10) Business Day period shall be deemed an election not to terminate this Agreement. If this Agreement is terminated pursuant to this section, the Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement. For the purposes of this Agreement, “Major Casualty/Condemnation” shall mean any casualty, condemnation proceedings, or eminent domain proceedings if (i) the portion of the Property that is the subject of such casualty or such condemnation or eminent domain proceedings has a value in excess of five percent (5%) of the Purchase Price, as reasonably determined by an independent contractor, architect or engineer selected by Seller and reasonably approved by Buyer, or (ii) any casualty is an uninsured casualty and Seller, in its sole and absolute discretion, does not elect to cause the damage to be repaired or restored or give Buyer a credit at Closing for such repair or restoration.

10.2Allocation of Proceeds and Awards. If a condemnation or casualty occurs after the Effective Date and this Agreement is not terminated as permitted pursuant to the terms of Section 10.1, then this Agreement shall remain in full force and effect, Buyer shall acquire the remainder of the Property upon the terms set forth herein. Any awards or proceeds from the condemning authority or Seller’s insurance company, as the case may be (the “Casualty/Condemnation Proceeds”) shall be allocated between Buyer and Seller as follows: (a) Seller shall be entitled to be reimbursed from the Casualty/Condemnation Proceeds for (i) all costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by Seller in connection with negotiating the settlement of such award or proceeds, (ii) proceeds of any rental loss, business interruption or similar insurance, or other compensation for loss of use or income, that are allocable to the period prior to the Closing Date, and (iii) the reasonable and actual costs incurred by Seller in physically stabilizing the Property following a casualty; and (b) Buyer shall be entitled to (i) the balance of the Casualty/Condemnation Proceeds, and (ii) a credit from Seller equal to Seller’s deductible with respect to a casualty, if the same is an insured casualty.

10.3Insurance. Seller shall maintain the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date.

10.4Waiver. The provisions of this Article 10 supersede the provisions of any applicable Legal Requirements with respect to the subject matter of this Article 10.

ARTICLE 11 - MISCELLANEOUS

11.1Buyer’s Assignment.

11.1.1Buyer shall not assign this Agreement or its rights hereunder without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such attempted assignment shall be null and void ab initio. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Buyer shall constitute an assignment of this Agreement; provided, however, the foregoing shall not be construed to prohibit the transfer of stock in a publicly traded company. Notwithstanding the foregoing terms of this paragraph (a), Buyer shall have the right to assign this Agreement to any

LEGAL02/38855357v6	24

entity wholly-owned and controlled by MED Healthcare, without Seller’s prior consent, provided that such assignment complies with the terms of paragraph (b) of this section.

11.1.2In the event Buyer intends to assign its rights hereunder, Buyer shall send Seller written notice of its request at least ten (10) Business Days prior to the Scheduled Closing Date, which notice shall include the legal name and structure of the proposed assignee and Buyer shall provide Seller any other information that Seller may reasonably request with respect to the proposed assignee. Notwithstanding any provision in this Agreement to the contrary:

(a)Any permitted assignment by Buyer shall not relieve Buyer of any of its obligations and liabilities hereunder, nor shall any such assignment alter, impair or relieve such assignee from the waivers, acknowledgements and agreements of Buyer set forth herein, including those set forth in Section 4.2, Article 7 and Article 8, all of which will be binding upon any assignee of Buyer.

(b)No transfer by Buyer of any interest in this Agreement and no transfers of direct or indirect interests in Buyer shall be permitted if the same would cause the representations and warranties made in Section 7.1 to be untrue, inaccurate or incomplete and Buyer covenants to cooperate with Seller’s requests to provide the information and other documentation reasonably necessary or desirable for Seller to verify that such representations and warranties are true, accurate and complete at all times prior to Closing. If Buyer fails to provide the requested documentation to Seller at least ten (10) Business Days prior to the Scheduled Closing Date, then Seller shall have the right, at its election, to postpone the Scheduled Closing Date for a reasonable period until such verification has been made.

11.2Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Purchase Price, the Deed and the other Closing Documents and the acceptance thereof shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

11.3Integration; Waiver. This Agreement embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

11.4Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State in which the Real Property is located.

11.5Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

11.6Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

LEGAL02/38855357v6	25

11.7Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

LEGAL02/38855357v6	26

11.8Notices. Any notices or other communications under this Agreement must be in writing, and shall be deemed duly given or made at the time and on the date when received by e-mail transmittal of pdf files or similar electronic means or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) to the address for each party set forth below. Attorneys for each party may give notices on behalf of the party that they represent. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

IF TO BUYER:

ATTALLA REALTY LLC, COLLEGE PARK REALTY LLC, QUAIL CREEK REALTY LLC, NORTHWEST REALTY LLC,
34 Lord Avenue
Lawrence, NY 11559 Attention: Mordy Lahasky Telephone #: (646) 772-3668
E-Mail Address: mordyeph@gmail.com

COPY TO:

Gutnicki LLP
4711 Golf Road, Suite 200
Skokie, IL 60076 Attention: Stacy Flanigan
Telephone #: (847) 745-6936
E-Mail Address: sflanigan@gutnicki.com

IF TO SELLER:

c/o Regional Health Properties, Inc. 454 Satellite Boulevard, NW
Suite 100
Suwanee, GA 30024 Attention: Brent Morrison Telephone #: (678) 368-4402
E-Mail Address: brent.morrison@regionalhealthproperties.com

COPY TO:

Alston & Bird LLP 1201 W Peachtree Street Atlanta, GA 30309
Attention: William S. Sugden Telephone #: (404) 881-4778
E-Mail Address: will.sugden@alston.com

LEGAL02/38855357v6	27

11.9Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.

11.10No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees not to file any notice of pendency or other instrument against the Property or any portion thereof in connection herewith. Notwithstanding the foregoing, if the same is permitted pursuant to applicable Legal Requirements, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 9.2. Buyer agrees to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument (including any lis pendens) if any such notice or lis pendens is not expressly permitted to be filed by the foregoing or if Seller prevails in the underlying litigation for which any notice or lis pendens is filed, regardless of whether such notice or lis pendens is permitted to be filed. This section shall survive the Closing (and not be merged therein) or the earlier termination of this Agreement.

11.11Additional Agreements; Further Assurances. Each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, the execution and delivery of such documents shall not result in any additional liability or cost to the executing party.

11.12Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any modification hereof or any of the Closing Documents.

11.13Time of Essence. Time is of the essence with respect to the Closing and all of the provisions of this Agreement.

11.14WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

11.15RELEASES. WITH RESPECT TO ANY RELEASE SET FORTH IN THIS AGREEMENT RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT SUCH WAIVER AND RELEASE IS MADE WITH THE ADVICE OF COUNSEL AND WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CONSEQUENCES AND EFFECTS OF SUCH RELEASE.

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[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed to be effective as of the day and year first above written.

SELLER:

ATTALLA NURSING ADK, LLC

By:	/s/ Brent Morrison
Name:	Brent Morrison
Title:	CEO

QC PROPERTY HOLDINGS, LLC

By:	/s/ Brent Morrison
Name:	Brent Morrison
Title:	CEO

NORTHWEST PROPERTY HOLDINGS, LLC

By:	/s/ Brent Morrison
Name:	Brent Morrison
Title:	CEO

CP PROPERTY HOLDINGS, LLC

By:	/s/ Brent Morrison
Name:	Brent Morrison
Title:	CEO

LEGAL02/38855357v6	30

BUYER:

ATALLA REALTY LLC, a Georgia limited liability company
COLLEGE PARK REALTY LLC, an Alabama limited liability company
QUAIL CREEK REALITY LLC, an Oklahoma limited liability company
NORTHWEST REALITY LLC, an Oklahoma limited liability company

By:	Epharm Lahasky
Name:	Epharm Lahasky
Title:	Authorized Signatory

LEGAL02/38855357v6

AGREEMENT OF ESCROW AGENT

The undersigned has executed this Agreement solely to confirm its agreement to hold the Escrow Deposits in escrow in accordance with the provisions and otherwise comply with the provisions of Exhibit B to this Agreement.

In witness whereof, the undersigned has executed this Agreement as of April           , 2019.

RIVERSIDE ABSTRACT, LLC

By:
Name:
Title:

LEGAL02/38855357v6	2

EXHIBIT A

LEGAL DESCRIPTION

Attalla

All that tract or parcel of land lying in and being a portion of the Southeast Quarter of the Southwest Quarter, Section Fifteen (15), Township Twelve (12) South, Range Five (5) East of the Huntsville, Meridian, City of Attalla of Etowah County, Alabama and being more particularly described as follows:

Commencing at the Southwest corner of Southeast Quarter of the Southwest Quarter running thence N 08°34'09" E a distance of 213.62' to a crimp top pipe found, which is the true point of beginning.

Thence N 00°29'45" E a distance of 900.78' to a an iron pin set; thence S 88°01'00" E a distance of 447.15' to a crimp top pipe found; thence S 01°54'33" W a distance of 899.97' to an iron pin set; thence N 88°05'06" W a distance of 424.93' to a crimp top pipe found, which is the true point of beginning.

Said tract or parcel of land is depicted on an ALTA/ACSM plat of survey prepared by LandPro Surveying and Mapping, Inc., dated April 8, 2010, as updated July 27, 2010, and is the same as shown on a subdivision plat for South Mont Addition to the City of Attalla recorded in Plat book E, Pages 230-233 and being Lots 9-44 and 62-97 of Block H, Probate Office, Etowah County, Alabama.

College Park

ALL THAT TRACT OR PARCEL OF LAND LYING IN AND BEING IN LAND LOT 160 OF THE 14TH DISTRICT OF FULTON COUNTY, CITY OF COLLEGE PARK, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A NAIL SET AT THE INTERSECTION OF THE NORTHERLY RIGHT OF WAY OF TEMPLE AVENUE (HAVING A 40 FOOT PUBLIC RIGHT OF WAY) AND THE WESTERLY RIGHT OF WAY OF JEFFERSON STREET (HAVING A 40 FOOT PUBLIC RIGHT OF WAY), SAID POINT BEING THE TRUE POINT OF BEGINNING;

THENCE ALONG THE SAID RIGHT OF WAY OF TEMPLE AVENUE N 88°10'14" W A DISTANCE OF 243.35' TO AN IRON PIN SET; THENCE LEAVING THE SAID RIGHT OF WAY AND CONTINUING N 00°55'10" E A DISTANCE OF 189.37' TO AN IRON PIN SET; THENCE S 87°59'00" E A DISTANCE OF 245.71' TO AN IRON PIN SET AT THE RIGHT OF WAY OF JEFFERSON STREET; THENCE ALONG THE SAID RIGHT OF WAY S 01°37'54" W A DISTANCE OF 188.55' TO A NAIL SET, WHICH IS THE TRUE POINT OF BEGINNING.

SAID TRACT OR PARCEL OF LAND CONTAINS 1.061 ACRES AND IS DEPICTED AS TRACT 1 ON A PLAT OF SURVEY PREPARED BY LANDPRO SURVEYING AND MAPPING, INC, DATED FEBRUARY 14, 2011.

LEGAL02/38855357v6	Exhibit A, Page 1

Northwest

Lots One (1), Two (2) Three (3), Four (4) and "I" plus the West, 5 feet of vacated Ross Avenue adjacent on the East, In NORTH MAY VIEW ADDITION, to Oklahoma City, Oklahoma County, Oklahoma, according to the recorded plat thereof.

Physical Address: 2801 NW 61st Street, Oklahoma City, Oklahoma

Tax ID: 2628-09-375-1160,

plat Book/Page; 38/38

Quail Creek

The Land referred to herein below is situated in the county of Oklahoma, State of Oklahoma, and is described as follows:

LOT ONE (1), IN BLOCK ONE (1), OF ADCARE QUAIL CREEK ADDITION, TO OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA, ACCORDING TO THE RECORDED PLAT THEREOF.

Tax ID: 214431000,

Plat book/Page: 74/63

LEGAL02/38855357v6	Exhibit A, Page 2

EXHIBIT B

ESCROW PROVISIONS

The Deposit and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

1.The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to both Buyer and Seller and shall promptly provide Buyer and Seller with confirmation of the investments made. Because Escrow Agent is not itself a bank, it may commingle the Escrow Deposits with other escrow deposits in a trust account in order to facilitate placing the Escrow Deposits in a segregated interest bearing account and to disburse the Escrow Deposits once they have been removed from said segregated interest bearing account in accordance with the terms of this Agreement, but shall not otherwise commingle the Escrow Deposits with any funds of the Escrow Agent or others.

2.Notwithstanding any provision herein to the contrary, if Buyer terminates this Agreement at any time during the Due Diligence Period, Escrow Agent shall deliver the Escrow Deposits to Buyer upon the unilateral direction of Buyer, without the consent of Seller, provided that Escrow Agent shall notify Seller in the event of such disbursement.

3.After the expiration of the Due Diligence Period, if for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent receives such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

4.If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.

5.The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for any Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

LEGAL02/38855357v6	Exhibit B, Page 1

6.Buyer shall pay any income taxes on any interest earned on the Escrow Deposits. Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is [BUYER TO PROVIDE EIN].

7.Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

(a)Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

(b)Seller and Buyer shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.

(c)Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller’s correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by Legal Requirement. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that Seller’s correct taxpayer identification number is .

(d)Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

8.The provisions of this Exhibit B shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

[Remainder of page intentionally blank]

LEGAL02/38855357v6	Exhibit B, Page 2

EXHIBIT C

FORM OF DEED

(Alabama)

Prepared by and

when recorded, mail to:

SPECIAL WARRANTY DEED

STATE OF                )

COUNTY OF            )

THIS INDENTURE made and entered into on this          day of                 , 2019, by and between [             ], an [             ] (“Grantor”), whose address is [                 ], and, [              ], an [             ] (“Grantee”), whose address is [                 ].

WITNESSETH: That the Grantor, for and in consideration of Ten and No/100 Dollars ($10.00), to it cash in hand paid this day by the Grantee, the receipt and sufficiency of which is acknowledged, has this day granted, bargained, sold and conveyed and does by these presents grant, bargain, sell and convey unto the said Grantee, the following described real estate lying and being situated in                          County, Alabama, to-wit (the “Property”):

SEE EXHIBIT A ATTACHED HERETO AND MADE PART HEREOF

TO HAVE AND TO HOLD unto the said Grantee, and unto its successors and assigns forever. And said Grantor does for itself, its successors and assigns, covenant with said Grantee, its successors and assigns, that Grantor has neither permitted nor suffered any lien, encumbrance or adverse claim to said the Property since the date of acquisition thereof by the Grantor except for the Permitted Encumbrances (defined herein), that it has a good right to sell and convey the same as aforesaid, and that it will, and its successors and assigns

LEGAL02/38855357v6	Exhibit C, Page 1

shall specially warrant and defend the same to the said Grantee, its successors and assigns forever, against the lawful claims of all persons claiming by, through or under Grantor, subject to the Permitted Encumbrances.

There is hereby excepted from the foregoing warranties the following: (a) taxes for the year 2019, (b) all matters that would be set forth on a survey of the Property, and (c) all matters of record (collectively, the “Permitted Encumbrances”).

Pursuant to and in accordance with Section 40-22-1 of the Code of Alabama (1975), the following information is offered in lieu of submitting Form RT-1:

Grantors’ Address:
Grantees’ Address:
Property Address:
Purchase Price:	$

[Signature on Following Page]

LEGAL02/38855357v6	Exhibit C, Page 2

IN WITNESS WHEREOF, Grantor has caused this Special Warranty Deed to be executed the date first written above.

GRANTOR:

STATE OF	§
§
COUNTY OF	§

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                         , whose name as                                       of                                , an                          limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company.

Given under my hand and official seal on                                        , 2019.

[S E A L]

Notary Public, State of
My Commission Expires:

Printed Name of Notary Public

LEGAL02/38855357v6	Exhibit C, Page 3

Exhibit A

Legal Description

All that tract or parcel of land lying in and being a portion of the Southeast Quarter of the Southwest Quarter, Section Fifteen (15), Township Twelve (12) South, Range Five (5) East of the Huntsville, Meridian, City of Attalla of Etowah County, Alabama and being more particularly described as follows:

Commencing at the Southwest corner of Southeast Quarter of the Southwest Quarter running thence N 08º34'09" E a distance of 213.62' to a crimp top pipe found, which is the true point of beginning.

Thence N 00º29'45" E a distance of 900.78' to a an iron pin set; thence S 88º 01'00" E a distance of 447.15' to a crimp top pipe found: thence S 01'54'33" W a distance of 899.97' to an iron pin set; thence N 88º 05'06" W a distance of 424.93' to a crimp top pipe found, which is the true point of beginning.

Said tract or parcel of land is depicted on an ALTA/ACSM plat of survey prepared by LandPro Surveying and Mapping, Inc., dated April 8, 2010, as updated July 27, 2010, and is the same as shown on a subdivision plat for South Mont Addition to the City of Attalla recorded in Plat book E, Pages 230-233 and being Lots 9-44 and 62-97 of Block H, Probate Office, Etowah County, Alabama.

LEGAL02/38855357v6	Exhibit C, Page 4

(Georgia)

UPON RECORDING RETURN TO:

LIMITED WARRANTY DEED

STATE OF

COUNTY OF

THIS INDENTURE, made this            day of                           , 2019, between                         , a                          limited liability company (herein called "Grantor"), and                                                              , a                                                          (herein called "Grantee").

WITNESSETH: That Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee all that tract or parcel of land described on Exhibit A, attached hereto and made a part hereof.

TO HAVE AND TO HOLD the said bargained premises, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in any wise appertaining, to the only proper use, benefit and behoof of Grantee, forever, IN FEE SIMPLE.

This Deed and the warranty of title contained herein are made expressly subject to the items set forth on Exhibit B attached hereto and made a part hereof.

Grantor will warrant and forever defend the right and title to the above described property unto Grantee against the lawful claims of all persons owning, holding or claiming by, through or under Grantor, but not otherwise.

(The words "Grantor" and "Grantee" include all genders, plural and singular, and their respective heirs, successors and assigns where the context requires or permits.)

LEGAL02/38855357v6	Exhibit C, Page 5

IN WITNESS WHEREOF, Grantor has signed and sealed this deed, the day and year first above written.

Signed, sealed and delivered in the presence of:	GRANTOR:

Unofficial Witness	By:
Name:
Title:

Notary Public

(NOTARY SEAL)

My Commission Expires:

LEGAL02/38855357v6	Exhibit C, Page 6

(Oklahoma)

UPON RECORDING RETURN TO:

SPECIAL WARRANTY DEED

STATE OF

COUNTY OF

THIS INDENTURE, made as of                           , 2019, between [                    ], a [              ] (herein called "Grantor"), whose mailing address is [                      ], and [                     ], a [                           ] (herein called "Grantee"), whose mailing address is [         ].

WITNESSETH: That Grantor, for the sum of $10.00 and good and other valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, ALIENED, CONVEYED AND CONFIRMED and by these presents does GRANT, BARGAIN, SELL, ALIEN, CONVEY AND CONFIRM unto Grantee all that tract or parcel of land described on Exhibit A, attached hereto and made a part hereof, together with all improvements and fixtures thereon, and all rights, privileges, tenements, hereditaments, rights of way, easements, appendages and appurtenances, in anyway appertaining thereto, and all right, title and interest of Grantor, if any, in and to any minerals, utilities, streets, highways, roads, alleys, rights-of-way, sidewalks, strips or gores of land adjoining the above-described real property or any part thereof (hereinafter, collectively, the "Property").

TO HAVE AND TO HOLD the said Property, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in any wise appertaining, to the only proper use, benefit and behoof of Grantee, forever, IN FEE SIMPLE.

Grantor will warrant and forever defend the right and title to the above described Property unto Grantee against the lawful claims of all persons lawfully claiming by, through or under Grantor but not otherwise, except as set forth below.

LEGAL02/38855357v6	Exhibit C, Page 7

This conveyance is made subject to any and all valid conditions, restrictions, mineral interests, covenants, easements and other instruments, if any, affecting the Property, now of record in the County Clerk’s Office            of County, Oklahoma, the lien for current taxes and assessments not in default, any matters that would be revealed by an accurate ALTA/NSPS survey of the Property, and any existing and applicable building and zoning ordinances, to the extent that such matters are valid and in force and affect title to the Property, provided that reference to any matter shall not operate to ratify or reimpose such matter.

[SIGNATURES APPEAR ON NEXT PAGE]

LEGAL02/38855357v6	Exhibit C, Page 8

IN WITNESS WHEREOF, Grantor has signed and sealed this deed, the day and year first above written.

[ ],
a [ ]

By:
Name:
Title:

STATE OF

COUNTY OF

This instrument was acknowledged before me on the date of                         , 2019, by                   , as                          of                         , a                         .

Notary:

(Notary Seal)

LEGAL02/38855357v6	Exhibit C, Page 9

EXHIBIT A TO DEED

LEGAL DESCRIPTION

(to be attached)

LEGAL02/38855357v6	Exhibit C, Page 10

EXHIBIT D

FORM OF BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), is executed as of                        , 2019 by [INSERT NAME OF SELLER], [INSERT ORGANIZATIONAL INFO FOR SELLER] (“Seller”) for the benefit of [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Buyer”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of                         , 2019, by and between Buyer and Seller (as the same may have been amended, modified or assigned, the “Sale Agreement”), Seller agreed to sell to Buyer, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, by deed of even date herewith, Seller conveyed the Real Property to Buyer;

and

WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Buyer certain items of tangible personal property as hereinafter described.

NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has SOLD, TRANSFERRED, and CONVEYED and by these presents does hereby SELL, TRANSFER, and CONVEY to Buyer and Buyer hereby accepts all right, title and interest in and to all tangible personal property owned by Seller that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, including all books, records and files of Seller relating to the Real Property, but specifically excluding any Protected Information and any computer software that is licensed to Seller (herein collectively called the “Personal Property”).

This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller other than Seller’s Warranties (as defined in the Sale Agreement).

Seller’s liability under this Bill of Sale shall be limited as set forth in Section 4.3 of the Sale Agreement.

[Remainder of page intentionally blank]

LEGAL02/38855357v6	Exhibit D, Page 1

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale to be effective as of the date first set forth hereinabove.

SELLER:

[INSERT NAME OF SELLER], [INSERT ORGANIZATIONAL INFO FOR SELLER]

By:
Name:
Title:

LEGAL02/38855357v6	Exhibit D, Page 2

EXHIBIT E

FORM OF ASSIGNMENT OF LEASE AND INTANGIBLE PROPERTY

THIS ASSIGNMENT OF LEASE AND INTANGIBLE PROPERTY (this “Assignment”), is made as of                          , 201      by and between [INSERT NAME OF SELLER], [INSERT ORGANIZATIONAL INFO FOR SELLER] (“Assignor”) and [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER]

(“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of                       , 201      , by and between Assignee and Assignor (as the same may have been amended, modified or assigned, the “Sale Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee certain leases and rights to certain intangible property and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.Assignment of Leases. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under that certain [Lease Agreement dated                            by and between Seller, as landlord, and                   , as tenant] (as amended, the “Lease”). Assignee hereby accepts the foregoing assignment of the Lease and assumes the obligations with respect thereto arising on or after the date hereof.

2.Assignment of Intangible Property. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the following, if and only to the extent the same may be assigned or quitclaimed by Assignor without expense to Assignor in excess of a nominal transfer fee, the Intangible Property, as such term is defined in the Sale Agreement. Assignee hereby accepts the foregoing assignment of the Intangible Property and assumes the obligations with respect thereto arising on or after the date hereof.

LEGAL02/38855357v6	Exhibit E, Page 1

3.Reservation of Benefits. Notwithstanding anything to the contrary in this Assignment, to the extent that Assignor continues to have liability after the date hereof with respect to the Property, Assignor reserves and retains such benefits under the Lease and the Intangible Property as are necessary or desirable for Assignor to defend or protect itself with respect to or to assert any rights relating to any matter for which Assignor may continue to have liability from and after the date hereof; provided, however, said benefits reserved and retained by Assignor pursuant to this section shall exist jointly with Assignee’s benefits under the Lease and Intangible Property, and such benefits may be enforceable by each of Assignor and Assignee to the extent of their respective liability or damages for any matters relating thereto. Assignee and Assignor agree to cooperate with the reasonable requests of the other party in enforcing their respective benefits under the Lease and the Intangible Property to the extent such benefits are reserved by Assignor pursuant to the terms of this section.

4.Limitation on Liability. Assignor’s liability under this Assignment shall be limited as set forth in Section 4.3 of the Sale Agreement.

5.Miscellaneous. This Assignment and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State in which the Real Property is located applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

6.Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

7.Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[Remainder of page intentionally blank]

LEGAL02/38855357v6	Exhibit E, Page 2

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth hereinabove.

ASSIGNOR:

[INSERT NAME OF SELLER], [INSERT ORGANIZATIONAL INFO FOR SELLER]

By:
Name:
Title:

ASSIGNEE:

[INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER]

By:
Name:
Title:

LEGAL02/38855357v6	Exhibit E, Page 3

EXHIBIT F

FORM OF NOTICE TO TENANTS

                                               , 201

Re:Notice of Change of Ownership of [Insert Property Name and Property Address]

Ladies and Gentlemen:

You are hereby notified as follows:

That as of the date hereof, [INSERT NAME OF SELLER] has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the “Property”), including all right, title and interest of the landlord under your lease, to [INSERT NAME OF BUYER] (the “New Owner”).

Future notices and rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with the terms of your lease at the following address:

If there is a security deposit with respect to your lease, it has been transferred to the New Owner and the New Owner shall be responsible for holding your security deposit in accordance with the terms of your lease and applicable laws.

We expect that New Owner or its property management agent will contact you shortly with respect to other information regarding New Owner, the Property and your lease.

Sincerely,

[INSERT NAME OF SELLER], [INSERT ORGANIZATIONAL INFO FOR SELLER]

By:
Name:

LEGAL02/38855357v6	Exhibit F, Page 1

EXHIBIT G

FORM OF FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by [INSERT NAME OF SELLER], [INSERT ORGANIZATIONAL INFO FOR SELLER] (“Seller”), Seller hereby certifies the following:

1.Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Internal Revenue Code. [Substitute the following if Seller is a disregarded entity: Seller is a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Internal Revenue Code.                                              , a                                 (“Member”) is the sole owner of Seller. Member is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Internal Revenue Code. end OPTION]

2.[Seller - OR - Member] is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

3.[Seller’s - OR - Member’s] U.S. employer taxpayer identification number is                              .

4.[Seller’s - OR - Member’s] office address is                                                         .

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Dated:                              , 201       .

[INSERT NAME OF SELLER], [INSERT ORGANIZATIONAL INFO FOR SELLER]

By:
Name:
Title:

LEGAL02/38855357v6	Exhibit G, Page 1

STATE OF	§
§
COUNTY OF	§

On                           , 201       , before me, the undersigned, a notary public in and for said State, personally appeared                                                       , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                           , Notary Public

My Commission Expires:

LEGAL02/38855357v6	Exhibit G, Page 2

EXHIBIT H-1

FORM OF TITLE AFFIDAVIT

Dated as of:                               , 201

Title Order No.

The undersigned (“Owner”) hereby represents and warrants as follows to and for the benefit of                               Title Insurance Company (the “Title Company”):

1.Representatives of Owner have reviewed the preliminary report/commitment with an effective date of                              , 201       (the “Title Report”).

2.To the knowledge of Owner, there are no unrecorded leases or occupancy agreements affecting the property described in Schedule A of the Title Report (the “Property”), or other parties in possession of the Property, except for leases with the tenants shown on Exhibit A attached hereto, and unrecorded residency agreements without any rights to purchase any portion of the Property.

3.To the knowledge of Owner, there are no unrecorded claims against the Property, nor any set of facts by reason of which Owner’s title to the Property might be disputed or questioned except for (a) the leases with the tenants shown on Exhibit A, (b) matters shown on the Title Report, (c) matters as disclosed on the survey previously delivered to the Title Company, and (d) current taxes not delinquent. To the knowledge of Owner and except as aforesaid, Owner has been in peaceable and undisputed possession of the Property since title was acquired.

4.Except as set forth on Exhibit B attached hereto:

(a)within the last six (6) months, Owner has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to the Property which have not been paid for in full, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full, or (iii) attached any fixtures to the Property which have not been paid for in full; and

(b)there are no outstanding or disputed claims for any work or item referred to in paragraph (a).

5.To the knowledge of Owner, Owner has not received written notice of any violation of any covenants, conditions or restrictions of record affecting the Property and there are no disputes with any adjoining property owners as to the location of property lines, or the encroachment of any improvements.

All references herein to the “knowledge” of Owner or words of similar import shall refer only to the actual knowledge of [Insert names of Designated Representatives], and shall not be construed to refer to the knowledge of any other officer, director, shareholder, employee, agent or representative of Owner, any direct or indirect owner of any beneficial interest in Owner, or any affiliate of any of the foregoing, or to impose or have imposed upon such individuals any duty to investigate the matters to which such knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the aforementioned individuals arising out of any representations or warranties made herein.

LEGAL02/38855357v6	Exhibit H-1, Page 1

This affidavit is made for the purpose of aiding the Title Company in determining the insurability of title to the Property, and to induce the Title Company to issue its policy of title insurance and for no other purpose. This affidavit may be relied upon by the Title Company but may not be relied upon by any other person or entity.

[Remainder of page intentionally blank]

LEGAL02/38855357v6	Exhibit H-1, Page 2

IN WITNESS WHEREOF, Owner has executed this affidavit as of the date first set forth above.

[INSERT NAME OF SELLER], [INSERT ORGANIZATIONAL INFO FOR SELLER]

By:
Name:
Title:

LEGAL02/38855357v6	Exhibit H-1, Page 3

EXHIBIT H-2

FORM OF GAP INDEMNITY

Dated as of:                   , 201

Title Order No.

Title Commitment Effective Date:                                   , 201

WHEREAS,                                          TITLE INSURANCE COMPANY (the “Title Company”) has been asked to issue its owner’s policy(ies) of title insurance in the aggregate amount of $                                             in favor of [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Buyer”) covering premises being acquired from [INSERT NAME OF SELLER], [INSERT ORGANIZATIONAL INFO FOR SELLER] (“Seller”) as more particularly described in Exhibit A attached hereto (the “Real Property”);

AND WHEREAS, the Title Company is unwilling to give title insurance coverage to Buyer with respect to the Real Property until the instruments under which Buyer acquires title are filed for record in the appropriate registry;

AND WHEREAS, the parties to the transaction have requested that the Title Company disburse amounts to Seller that the Title Company holds in escrow prior to such time as the deed for the Real Property is recorded in the applicable records of                                 County,                                                   .

NOW, THEREFORE, it is agreed that in consideration of the Title Company issuing its title insurance policy to Buyer effective as of the date closing occurs without making exception therein to matters which may arise between the Title Commitment Effective Date referenced above (being the last effective date of the title insurance commitment issued by the Title Company in connection with Buyer’s title insurance) and the date the documents creating the interest being insured have been filed for record and which matters may constitute an encumbrance on or affect said title, Seller agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title caused by the acts of Seller, its agents or representatives which may arise or to be filed, as the case may be, against the Real Property during the period of time between the Title Commitment Effective Date referenced above and the date of recording of all closing instruments, and to hold harmless, and indemnify the Title Company against all expenses, costs, and reasonable attorneys’ fees, which may arise out of Seller’s failure to so remove, bond or otherwise dispose of any said liens, encumbrances or objectionable matters caused by the acts of Seller, its agents or representatives; provided, however, the Title Company shall use good faith and diligent efforts to submit all documents for recordation as soon as possible but, in any event, no later than five (5) business days after the date hereof. Seller shall have no obligations or liability hereunder with respect to (a) any objections to title which may arise or be filed after such five (5) business day period, or (b) any objections to title which may arise or be filed as a result of the acts or by permission of Buyer, its agents or representatives. Seller shall have no further obligations hereunder unless the Title Company notifies Seller in writing of any claim hereunder within forty-five (45) days after the date hereof.

This indemnity is given to induce the Title Company to issue its policy of title insurance and for no other purpose. This indemnity may be relied upon by the Title Company but may not be relied upon, and is not enforceable, by any other person or entity.

LEGAL02/38855357v6	Exhibit H-2, Page 1

[Remainder of page intentionally blank]

LEGAL02/38855357v6	Exhibit H-2, Page 2

IN WITNESS WHEREOF, Seller has executed this Gap Indemnity as the date first set forth above.

[INSERT NAME OF SELLER], [INSERT ORGANIZATIONAL INFO FOR SELLER]

By:
Name:
Title:

LEGAL02/38855357v6	Exhibit H-2, Page 3

EXHIBIT I-1

FORM OF SELLER’S CERTIFICATE OF REPRESENTATIONS AND WARRANTIES

Pursuant to that certain Purchase and Sale Agreement (as the same may have been amended, modified or assigned, the “Sale Agreement”), dated as of                                     , 201         , by and between the undersigned (“Seller”) and [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Buyer”), respecting the property commonly known as [Insert Property Name and Property Address], Seller hereby certifies to Buyer that all of Seller’s Warranties (as such term is defined in the Sale Agreement) set forth in the Sale Agreement, as the same may be amended or modified as provided by Section 7.3 of the Sale Agreement, are true and correct in all material respects as if made on and as of the date hereof, except as set forth on Exhibit A attached hereto.

Seller’s liability under this Certificate shall be limited as set forth in Section 4.3 of the Sale Agreement. To the extent that Buyer is deemed to know (as such term is defined in the Sale Agreement) prior to the date hereof that any of Seller’s Warranties made in this Certificate are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer’s deemed knowledge.

IN WITNESS WHEREOF, Seller has executed this Certificate as of                                ,201      .

[INSERT NAME OF SELLER], [INSERT ORGANIZATIONAL INFO FOR SELLER]

By:
Name:
Title:

LEGAL02/38855357v6	Exhibit I-1, Page 1

EXHIBIT I-2

FORM OF BUYER’S CERTIFICATE OF REPRESENTATIONS AND WARRANTIES

Pursuant to that certain Purchase and Sale Agreement (as the same may have been amended, modified or assigned, the “Sale Agreement”), dated as of                                       , 201       , by and between the undersigned (“Buyer”) and [INSERT NAME OF SELLER], [INSERT ORGANIZATIONAL INFO FOR SELLER] (“Seller”), respecting the property commonly known as [Insert Property Name and Property Address], Buyer hereby certifies to Seller that all of Buyer’s representations and warranties set forth in the Sale Agreement are true and correct in all material respects as if made on and as of the date hereof, except as set forth on Exhibit A attached hereto.

IN WITNESS WHEREOF, Buyer has executed this Certificate as of                                , 201      .

[INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER]

By:
Name:
Title:

LEGAL02/38855357v6	Exhibit I-2, Page 1

EXHIBIT J

EXCEPTIONS TO SELLER’S WARRANTIES

Notices of Litigation

None

Notices of Operating Lease Defaults

None

Notices of Governmental Violations

None

LEGAL02/38855357v6	Exhibit J, Page 1

EXHIBIT K

SELLER PERMITS

None.

LEGAL02/38855357v6	Exhibit K, Page 1

EXHIBIT L

FORM OF OPERATOR ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between                                       , a                                          , as Landlord, and the undersigned as Tenant, for the Premises located at                                      ,                                and commonly known as                                        , and hereby certifies as follows:

1.	The Lease consists of the original Lease Agreement dated as of , between Tenant and Landlord and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2.	The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3.	The Term commenced on , and the Term expires, excluding any renewal options, on .

4.	Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5.	All monthly installments of Rent, Taxes and Other Charges have been paid when due through . The current monthly installment of Rent is

$                          .

6.

To Tenant’s knowledge, Landlord is not in default under the Lease. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder. Tenant is not in default under the Lease. No state of facts exists which, with the passage of time or the giving of notice, or both, could constitute a default by Tenant under the Lease.

7.

As of the date hereof, there are no existing defenses, offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and to Tenant’s knowledge, no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

LEGAL02/38855357v6	Exhibit L, Page 1

8.	No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9.	Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10.	There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of                                       , 201    .

TENANT:		,
a

By:
Name:
Title:

LEGAL02/38855357v6	Exhibit L, Page 2